Exhibit 16.1

April 3, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Nova LifeStyle, Inc. under Item 4.01 of its Form 8-K dated March 31, 2015. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements Nova LifeStyle, Inc. contained therein.

Very truly yours,

Marcum Bernstein & Pinchuk LLP

RLC/th

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